Our Global Code of Conduct

Table of Contents A Message from the CEO .......................................................................................................................................... 1 Our Purpose, Vision and Strategy ............................................................................................................................ 2 Our Values ..................................................................................................................................................................... 3 About the Code ............................................................................................................................................................ 4 Our Responsibilities and Commitments .................................................................................................................. 5 Our Responsibilities Waivers of the Code Speaking Up Retaliation is Prohibited Disciplinary Actions Safety First .................................................................................................................................................................... 8 Environmental Sustainability ..................................................................................................................................... 9 Maintaining A Fair and Safe Workplace ............................................................................................................... 10 Non-Discrimination: Harassment/Bullying Substance Abuse Human Rights Diversity and Inclusion Doing What's Right ................................................................................................................................................... 14 Gifts and Entertainment Avoiding Conflict of Interest Anti-Corruption and Anti-Bribery Relations with Government Officials Anti-Money Laundering International Sanctions and Trade Controls Promoting Fair Competition Insider Trading is Prohibited Protecting Our Business ............................................................................................................................................ 22 Proper Use of Corporate Assets Confidential Information to be Protected Ensuring the Accuracy of Corporate Records and Reporting Cybersecurity Personal Information and Privacy Our Responsibilities to the Public ......................................................................................................................... 27 Media Contact and Public Communications Social Media Use Political and Charitable Activities and Contributions Respecting Local Law and Customs

CÓ ÉTI CO A Message from the CEO John Romano No matter your role at Tronox—whether you’re a member of the board of directors, a senior executive, an employee in one of our mining or chemical operations, or a contractor—we all share the responsibility to uphold the highest standards of ethics and integrity. These values are at the core of who we are and are essential to our corporate purpose of responsibly transforming the earth’s resources into products and opportunities that enhance lives. To guide us, we have our Global Code of Conduct. This Code, along with our related policies, is the foundation of our commitment to operating with honesty, integrity, and full compliance with all applicable laws and regulations, in alignment with the Tronox Values. It’s more than a set of rules; it’s a reflection of how we approach our work, our relationships, and our responsibilities to the world around us. The Code addresses a wide range of topics relevant to every aspect of our operations—from how we treat one another, our customers, and vendors, to our conduct in the communities where we live and work. It also guides us on maintaining accurate records, avoiding conflicts of interest, and much more. Compliance with this Code, like our safety standards, is a condition of employment at Tronox—it’s not optional. Each one of us plays an essential role in adhering to and promoting our culture of compliance and high ethical standards. Every action we take either strengthens or diminishes the trust we’ve built as a company. When we act with integrity, we inspire others to do the same, making Tronox a company where people are proud to work and with whom partners and customers want to do business. By demonstrating our commitment to these principles, we not only protect our reputation but also create long-term value for all our stakeholders. I firmly believe that our values are key to our continued success. It’s not just about what we achieve, but how we achieve it—through honesty, fairness, integrity, and trust. Let’s continue to hold ourselves and each other to these high standards, and together, we will build an even stronger future for Tronox. Thank you for your dedication to doing what’s right, every day. Sincerely, John Romano Chief Executive Officer CODE OF ETHICS AND BUSINESS CONDUCT / TRONOX 1

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CODE OF ETHICS AND BUSINESS CONDUCT / TRONOX 4 The Code About the Code At Tronox, our Code of Ethics and Business Conduct (“the Code”) is more than just a set of rules—it’s a reflection of our core values. The Code provides a clear framework for how we operate with integrity, transparency, and accountability in everything we do. It guides us to make ethical decisions, whether in our corporate offices, plants, mines, or any location across the globe. The Code serves as a road map, outlining the policies, standards, and procedures that ensure we conduct our business responsibly, with the highest ethical standards. It applies to everyone within our company, including: All Tronox employees and contractors, whether at the corporate level, in our subsidiaries, or working in our global operations. Members of the Tronox Holdings plc Board of Directors. We also expect all individuals with whom we do business to uphold the same values and ethical principles. Furthermore, our suppliers are held to the standards outlined in our Supplier Code of Conduct, ensuring that our commitment to integrity extends across all of our business relationships. CODE OF ETHICS AND BUSINESS CONDUCT / TRONOX 4

Our Responsibilities Our Responsibilities and Commitments As part of the Tronox team, we all have a shared responsibility to understand and live by the principles outlined in the Code. It is crucial that each of us reads the Code thoroughly and takes it to heart. Complying with both the Code and the laws of the countries in which we operate is essential to maintaining our reputation and trust. In addition to following the Code, we all have a duty to: Treat each other with respect and fairness, fostering a positive and inclusive workplace. Promptly report any violations of the Code, ensuring that issues are addressed transparently. Cooperate fully and honestly during internal and external investigations. By holding ourselves and each other to these standards, we create an environment where ethical behavior thrives, supporting our collective success. If you ever have questions about the Code or encounter situations where you’re unsure of the right course of action, remember that you’re not alone. Seeking guidance is encouraged, and we are here to support each other in doing the right thing. Waivers of the Code Any waiver of our Code requires the prior written approval of the General Counsel or, in certain circumstances, the Board of Directors or a committee thereof. Waivers will be promptly disclosed as required by applicable law. CODE OF ETHICS AND BUSINESS CONDUCT / TRONOX 5

Our Responsibilities and Commitments Speaking Up It is your responsibility to ask questions and raise concerns when compliance issues arise. We all have a duty to report any inappropriate, unethical or illegal conduct or behavior that may be in violation of this Code, the law or other Tronox policies. You have several ways to seek guidance or make a report: Your immediate manager or next level manager Human Resources Department Legal Department In addition to the resources listed above, you can ask questions, raise concerns or make reports of suspected compliance violations by contacting Speak Up, Tronox’s Ethics and Compliance Hotline. Speak Up is a 24-hour, toll-free ethics and compliance hotline which can also be accessed online, available to all Tronox employees, suppliers and other third parties to report suspected violations of our Code, other Tronox policies, legal breaches or ethical concerns. You may report anonymously and all reports are kept confidential. For further information, see our Ethics, Compliance and Whistleblower Hotline Policy CODE OF ETHICS AND BUSINESS CONDUCT / TRONOX 6

Our Responsibilities and Commitments CODE OF ETHICS AND BUSINESS CONDUCT / TRONOX 6 Retaliation is Prohibited We are committed to protecting the rights of anyone who reports an issue through one of the reporting methods highlighted above. We will not retaliate nor tolerate any harassment or retaliation against anyone who, in good faith: Reports and/or assists another person or organization to report an actual or suspected violation of our Code, our policies or the law. Raises a question or seeks advice about a particular business practice, decision or action. Cooperates or participates in an investigation of an actual or suspected violation. Disciplinary Actions If you are found to have violated our Code, our policies or applicable law, it may result in: Disciplinary actions from additional training to employment consequences, including immediate termination for cause. Civil and/or criminal penalties, including fines and imprisonment. CODE OF ETHICS AND BUSINESS CONDUCT / TRONOX 7

Safety is Our Number One Value Safety First Our leading priority is, and always will be, safety. We always put safety first with a goal of operating a business with zero-harm. Everyone should go home from work every day unharmed. As such, we proactively identify and manage risk, conduct ourselves responsibly, exercise good judgment and take responsibility for our actions. Further, we strive to establish an organizational culture in which health and safety is embedded in our organizational identity and defines who we are. Our commitment to leading with safety means that we: Expect all employees, contractors or others working at our sites to adhere to, and uphold, all of our health and safe working standards, policies and procedures at all times. Use safety equipment (including PPE) in the correct way whenever required. Take time to identify hazards, assess risks, seek input from others when necessary and take the required precautions before and during a job. Report all incidents, near misses, dangerous situations and unsafe or unhealthy conditions immediately. Maintain high standards of housekeeping and workplace hygiene. Intervene in a respectful and consistent way when we perceive something or someone that is unsafe or unhealthy, regardless of who is involved (including contractors and managers). Engage with colleagues and contractors in their respective work areas to ensure they fully understand hazard exposures. For further information, see our Health and Safety Policy. CODE OF ETHICS AND BUSINESS CONDUCT / TRONOX 8

Environmental Sustainability Environmental Sustainability Our commitment to environmental sustainability supports our overall vision and strategy to be the benchmark for sustainability by shaping a sustainable, thriving world through enriched and refined minerals. At Tronox, we responsibly transform the earth’s resources into products and opportunities that enhance lives. With this purpose, we integrate environmental sustainability into every aspect of our business - from our vision and strategy to our governance and operating practices. Doing so enables us to manage our environmental footprint and increase our efficiency. We are responsible stewards of the environment, a respectful neighbor to our host communities, and we deliver products that contribute to a cleaner, more sustainable planet. Our responsibility to care for the environment includes: Identifying, assessing and proactively managing the potential environmental impacts of our activities and taking actions to prevent and mitigate them. Developing and implementing processes and systems to track, manage and report on key environmental metrics. Taking actions to reduce our carbon footprint. Implementing proactive measures to protect animal and flora species, land, and water near our sites. Developing rehabilitation programs that support long-term sustainable land use. Committing to the design and operation of safe tailings storage facilities. Pursuing robust waste management measures to reduce external waste from operations. Engaging with stakeholders on environmental risks, opportunities and our performance to ensure we operate in an appropriate manner. Supporting a transition to a circular economy by finding ways to recover valuable materials from our waste streams and transform them into new products. For further information, see our Environmental Policy. CODE OF ETHICS AND BUSINESS CONDUCT / TRONOX 9

Maintaining a Fair and Safe Workplace Non-Discrimination: Harassment/Bullying We strive to create a workplace built on equal opportunity, fairness, and respect. In order to maintain an inclusive, respectful and diverse workplace, we must take steps to ensure that it is free from acts of discrimination and harassment. Tronox does not discriminate on the basis of an individual’s membership in any classification protected by law, including but not limited, to color, ethnicity, religion, creed, sex, pregnancy, sexual orientation, sexual and reproductive health decisions, gender identity and expression, national origin, ancestry, alienage or citizenship status, age, marital or civil union status, familial status, partnership status, caregiver status, status as a victim of domestic violence or stalking or sex offenses, prior arrest or conviction record, veteran status, genetic information, and physical or mental disability that can be reasonably accommodated without undue hardship. In addition, our Code prohibits harassment of any kind in the workplace or any other offensive or disrespectful conduct. We consider the following non-exhaustive list to be unacceptable behavior: Inappropriate remarks, gestures or physical contact Offensive language, jokes or degrading comments Racial, ethnic, gender or religious slurs Intimidating or threatening behavior Displaying inappropriate pictures or other inappropriate material CODE OF ETHICS AND BUSINESS CONDUCT / TRONOX 10

Maintaining a Fair and Safe Workplace If you believe that you have been subject to discrimination or harassment, you should immediately contact your manager, Human Resources, the Legal Department or submit a report through our Speak-Up Hotline. For further information, see our Anti-Harassment, Workplace Violence and Equal Employment Opportunity Policy. Substance Abuse Substance abuse creates serious health, wellness and safety risks in the workplace. We are committed to providing a workplace free of substance abuse. As such, you are expected to perform your job duties free from the influence of any substance that could impair job performance. In addition, the possession, use or sale of alcohol or illegal drugs or controlled substances on the Company’s premises is strictly prohibited. For further information, see our Drug and Alcohol-Free Workplace Policy. CODE OF ETHICS AND BUSINESS CONDUCT / TRONOX 11

CODE OF ETHICS AND BUSINESS CONDUCT / TRONOX 14 Maintaining a Fair and Safe Workplace Human Rights We recognize the importance of maintaining and promoting fundamental human rights in our operations and supply chain, and we are committed to respecting the rights of workers throughout our business and supply chain. We will not tolerate abuse of human rights in our operations or in our supply chain, including abuses such as child labor, modern slavery, human trafficking and forced labor. You are expected to support our commitment to: Promote a workplace free of discrimination and harassment. Prohibit child labor, forced labor and human trafficking. Provide fair and equitable wages, benefits and other conditions of employment in accordance with local laws. Recognize employees’ right to freedom of association and collective bargaining. Not do business with counterparties who employ underage workers or engage in human trafficking or forced labor, even if permitted by local law. Respect the rights of workers to communicate openly with management regarding working conditions without fear of retaliation, harassment, intimidation, penalty or interference. For further information, see our Modern Slavery and Human Trafficking Statement, Labor & Human Rights Report and Freedom of Association Policy. CODE OF ETHICS AND BUSINES CONDUCT / TRONOX 2

CODE OF ETHICS AND BUSINESS CONDUCT / TRONOX 14 Maintaining a Fair and Safe Workplace Diversity and Inclusion Tronox is committed to fostering a diverse and inclusive work environment where every individual is treated with fairness, respect, and dignity. Our policy promotes diversity in all its forms, including but not limited to gender, race, ethnicity, disability, age, nationality, religion, sexual orientation, and socio-economic status. With operations in nine countries on six continents, we are proud that our global workforce brings varying backgrounds and perspectives, and reflects the communities in which we operate and the customers we serve. We value the unique perspectives and talents that each employee brings, believing that this diversity drives innovation and strengthens our company culture. All employees are expected to embrace inclusive behavior, both in the workplace and at company-sponsored events. Discrimination, harassment, or any form of violence will not be tolerated. Tronox is dedicated to ensuring that our workforce reflects the diversity of the communities we serve, while fostering respectful communication, cooperation, and equal opportunities for all. Employees from all roles, geographies and tenures can get involved with D&I efforts by joining their local chapter of the Tronox Diversity and Inclusion Network (TDIN), which carries out many D&I initiatives regionally and on a global scale. For further information, see our Diversity and Inclusion Policy. CODE OF ETHICS AND BUSINES CONDUCT / TRONOX 3

Doing What's Right Gifts and Entertainment Tronox recognizes that offering and accepting gifts and entertainment is in certain situations a customary business courtesy. Doing so can promote goodwill and enhance business relationships. However, we do not give or receive inappropriate gifts or entertainment, and gifts or entertainment should never affect, or appear to affect, our impartial business decision-making. In addition, gifts or entertainment should never be offered or received in exchange for preferential treatment in any business dealing. Always avoid gifts or entertainment that could appear to be bribes, raise questions about conflicts of interest, or damage our reputation. Gifts and entertainment are generally acceptable if they are: Not requested or solicited Reasonable in value (i.e., not lavish or excessive) Infrequently given or received Not cash or cash equivalents Allowed to be reciprocated in accordance with our company policy Would not embarrass Tronox if publicly disclosed Not creating an obligation on the recipient Given or received openly with no appearance of an improper purpose Not likely to inappropriately influence a business decision Permissible under all applicable laws Not taking advantage of our position with vendors and other business partners For further information, see our Business Gift and Entertainment Policy. CODE OF ETHICS AND BUSINESS CONDUCT / TRONOX 14

Avoiding Conflicts of Interest You should avoid a conflict, or the appearance of a conflict, between your personal interests and our company’s interest. You must act with integrity to recognize and avoid conflicts of interest that can interfere with your ability to make objective business decisions, especially when personal relationships, outside employment or investments are involved. Conflicts of interest may arise when you: Engage in activities that compete, or appear to compete, with our company’s interests. Let your business decisions be, or appear to be, influenced by personal or family interests, romantic relationships or friendships. Use a company business opportunity, property, information or resource for personal benefit or the benefit of others. Hire, supervise or have a direct or indirect line of reporting to a family member, romantic partner or close friend, or have the ability to influence that person’s employment opportunities or compensation. Have outside activities or employment that negatively affects your job performance or interferes with your Tronox responsibilities. Have an ownership interest in a current or potential supplier, customer or competitor or have a family member who does. In general, it will not pose a conflict of interest if you or a family member owns a nominal ownership interest. Work for, provide services to, or receive any other personal benefit from a current or potential supplier, customer, or competitor or have a family member who does. CODE OF ETHICS AND BUSINESS CONDUCT / TRONOX 15

Is it a conflict of interest? Ask Yourself: If the answer is yes to any question, you have a potential Conflict of Interest that should be disclosed. CODE OF ETHICS AND BUSINESS CONDUCT / TRONOX 16 influence, my ability to make to interfere, with my ability to Would it embarrass the

Doing What's Right Anti-Corruption and Anti-Bribery We prohibit any form of corruption in our business dealings. No matter where in the world you work, there is an anti-bribery law that applies to you. Tronox strictly abides by all applicable anti- bribery and anti-corruption laws. Do What's Right We must never pay, offer, promise or accept payments or anything of value, either directly or indirectly, with the intent of improperly influencing decisions or obtain a financial or improper advantage. Keep accurate books and records so that payments can be honestly described and documented. Payments made by us or on our behalf must be made for lawful and legitimate business purposes. No one should ever request or accept a bribe For further information, see our Anti-Bribery and Corruption Policy. CODE OF ETHICS AND BUSINESS CONDUCT / TRONOX 17

CODE OF ETHICS AND BUSINESS CONDUCT / TRONOX 21 Relations with Government Officials Doing What's Right As a general proposition, payments, gifts, travel or other things of value are not to be offered, given or promised to a governmental official for any reason whatsoever. In addition, facilitating payments to government officials are prohibited at Tronox even if permitted under local law. A facilitating payment is a payment to facilitate or expedite the performance of routine governmental actions or services such as obtaining an ordinary license or business permit, processing government papers or providing police protection. Subject to the narrowly tailored exemption identified in the Business Gifts and Entertainment Policy, you must obtain pre-approval from the Legal Department before providing any expenses involving government officials (gifts, travel, entertainment, hospitality, etc.) Upon obtaining pre-approval, all such payments and other value made to government officials, both directly and indirectly through a third party, must be accurately and transparently recorded in our books and records. Speak Up You should contact the Legal Department if you have questions or are unsure of the appropriate course of action with respect to an interaction with a government official. You must promptly report any suspected bribery, demands for a bribe, or the actual payment of a bribe directly to the Legal Department, or through the Speak Up hotline. For further information, see our Anti-Bribery and Corruption Policy. CODE OF ETHICS AND BUSINESS CONDUCT / TRONOX 18

Anti-Money Laundering Money laundering is the process of converting illegal proceeds so that funds are made to appear legitimate. Tronox is committed to the prevention, detection and reporting of money laundering and terrorist financing, including the adherence to all relevant laws and regulations. We screen and monitor our business partners to identify money laundering and terrorist financing risks. We will never knowingly engage with a third party who is involved in money laundering and terrorist financing. We expect all persons subject to the Code to immediately report any suspicious activities or transactions related to money laundering or terrorist financing to the Company’s General Counsel or through our Speak Up Hotline. For further information, see our Anti-Money Laundering Policy. International Sanctions and Trade Controls Tronox is subject to numerous international trade laws to which we all must adhere, including those administered by the U.S. Department of Treasury’s Office of Foreign Asset Controls and the European Union. These restrictions prohibit us from engaging in certain activities in sanctioned countries and with specified individuals and entities that are deemed a threat to national security and human rights. You should be familiar, and comply, with all applicable laws and Tronox policies regarding international trade restrictions, regardless of where you are located. If you have any trade-related questions, immediately contact the Legal Department. For further information, see our International Trade Compliance Supplier and Customer Due Diligence Policy. CODE OF ETHICS AND BUSINESS CONDUCT / TRONOX 19

Doing What's Right Promoting Fair Competition Tronox competes fairly. We gain our competitive advantages through hard work and by exceeding our customers and suppliers expectations – not through unethical or illegal business practices. Competition laws vary from country to country in some respects, but they are consistent in prohibiting certain agreements between competitors. What you should never do: You should never enter into any agreement or arrangement between Tronox and a competitor (whether formal or informal, written or verbal) related to the following: Agreeing to fix prices, rig bids, restrict supply or allocate markets or territories. Exchanging competitively sensitive information, such as non- public pricing information (including customer-specific pricing, discounts, and rebates, supplier pricing information, and raw- material pricing information), business strategies and plans, pricing and other proprietary formulas, production and growth forecasts and profit margins. Engaging in any other activity that violates applicable law. Discussing such topics in an informal setting such as a trade show or other public event. It is important to avoid even an appearance of improper interactions with other companies. The consequences of antitrust violations can be very serious, potentially including personal criminal liability for any individuals involved in the violation, as well as potentially serious consequences for Tronox. For further information, see our Antitrust Compliance Policy. CODE OF ETHICS AND BUSINESS CONDUCT / TRONOX 20

Insider Trading is Prohibited Through your work, you may learn of certain material, non-public information about Tronox or other publicly traded companies. Information is considered to be “material, non-public information” when it has not been widely disseminated to the public and is information that a reasonable investor would consider important in making a decision to buy, sell or hold a stock or other security. What you should do Never buy or sell shares or other securities of Tronox or the securities of another company, or advise anyone else to do so, while you have material, non-public information. Do not pass on material, non-public information or “tips” to others, including family members or anyone else living in your household. Be able to recognize material, non-public information, such as earnings, forecasts, business plans and strategies, significant restructurings, potential significant mergers, acquisitions or divestitures, significant cybersecurity incidents and events regarding Tronox securities. If you have any questions about whether information is material and non-public, contact the Legal Department. For further information, see our Insider Trading Policy. CODE OF ETHICS AND BUSINESS CONDUCT / TRONOX 21

Proper Use of Corporate Assets Our assets include everything Tronox owns or uses to conduct its business, including our intellectual property. We all share the responsibility of protecting our assets from loss, damage, theft and improper use. We protect our tangible and intangible assets, including our reputation, in order to better serve our customers and preserve value for our investors and other key stakeholders. Our assets may include: Intangible assets: such as our reputation, corporate opportunities, customer lists and data, confidential information, intellectual property, including trademarks, patents, and research and development initiatives. Tangible assets: such as physical property, facilities, equipment, inventory and supplies. Safeguard Our Property By: Locking up equipment, supplies and materials when no one is around to secure them; Protecting user identifications and passwords; Reporting suspicious persons or activities; Refraining from downloading unauthorized applications or software; Avoiding discussions of sensitive or confidential company information in public and/or in the presence of unauthorized persons. CODE OF ETHICS AND BUSINESS CONDUCT / TRONOX 22

Protecting Our Business Confidential Information to be Protected We must maintain confidential and proprietary information generated and gathered in our business in strict confidence, except when disclosure is authorized by the Company, by contract, or required by law. You should always take reasonable and necessary precautions to protect information relating to Tronox, its customers, suppliers, and other third parties that is confidential, competitively sensitive and/or proprietary. Confidential information is all Company information (or information others have entrusted to Tronox) that is: Not generally known by the public. Might be of use to competitors or other parties if disclosed. Is harmful to Tronox (or its customers or business partners) if disclosed. CODE OF ETHICS AND BUSINESS CONDUCT / TRONOX 23

Ensuring the Accuracy of Corporate Records and Reporting Protecting Our Business Every individual involved in creating, transmitting, or entering information into Tronox’s financial and operational records is responsible, and must take care, to do so completely, honestly, and accurately. While achieving our financial goals and targets is important, the company is unwavering in its commitment to integrity and transparency. Under no circumstances will the company tolerate the reporting of operating or financial data that is not prepared in strict accordance with Generally Accepted Accounting Principles (GAAP) and does not accurately reflect the company´s actual business performance. Do What's Right Take care that business transactions are properly authorized and that clear, complete and accurate entries of those transactions are created and accurately recorded on Tronox’s books and records. Detail the true nature of every transaction or payment in its supporting documentation. Report the existence of any undisclosed or unrecorded funds or other assets. Ensure that all financial recordkeeping and reports to regulatory agencies are full, fair, accurate, timely and understandable. Cooperate with investigations into, or audits of, Tronox’s financial records. Ensure payments are always made to the person or the firm that actually provided the related goods or services. CODE OF ETHICS AND BUSINESS CONDUCT / TRONOX 24

Cybersecurity The integrity of our systems and data is essential to ensure that we can operate safely and produce and supply products to our customers. Protecting our data, business and systems starts with each one of us, and each of us has a responsibility to protect our data, business and systems from hacks, breaches and other cyber threats. Staying vigilant in avoiding suspicious emails is the key to protecting our organization from cyber attacks. There are many ways you can minimize cybersecurity risks, including: Follow our policies and procedures designed to protect our networks and information. Protect, and never share, your email username or passwords. Use unique, strong and long passwords and update them regularly. Beware of phishing and related scams. Keep your computers and devices updated and current. Do not open suspicious attachments or links in emails. Never download or use unauthorized software on Company issued devices. Never use unauthorized devices in our network. Exercise caution when using social media platforms and do not share anything that could be considered sensitive, including company data and personal information. Operate the need-to-know principle when sharing information. Report any security concerns you may have, including seeking guidance via the Tronox Global Service Center (GSC) if you have any questions or concerns. For further information, see our Vendor Information & Cybersecurity Assurance Policy CODE OF ETHICS AND BUSINESS CONDUCT / TRONOX 25

Personal Information and Privacy Protecting Our Business We are committed to complying with applicable privacy laws in the countries where we conduct business. Tronox respects the privacy of employees and third-party personal information and are committed to securing and preventing unauthorized access to, or disclosure of, such information. We will only collect, use, disclose and retain personal information that is necessary to meet business requirements and only as permitted by the laws of the countries in which we operate. If you access personal data in the course of performing your job, you must comply with applicable law and policies. You should contact the Legal Department if you have any questions about personal data or how to protect privacy. For further information, see our Data Privacy Policy. CODE OF ETHICS AND BUSINESS CONDUCT / TRONOX 26

Media Contact and Public Communications We ensure that all of our external communications are factual, accurate, credible and in compliance with legal and regulatory requirements. Only designated Tronox employees are authorized to speak on behalf of the company. If you are contacted by a representative of the media, financial or industry analysts, company stakeholders, such as a Tronox shareholder, or anyone else from outside the company, please direct them to the Investor Relations or Corporate Communications teams. Social Media Use It is up to each employee to ensure that Tronox is properly presented in a positive and professional manner to a broad range of stakeholders. When using social media platforms or other online communications tools, you should assume that a wide audience can read them. As such, think carefully before posting and keep communications professional and positive. We should engage with social media responsibly, in accordance with the following rules: Post responsibly – Remember to follow the Code and other company policies. Do not over share – Never post or comment on information related to Tronox’s business strategies, financial performance, proprietary or other confidential information. Additionally, employees may not take selfies or photos with personal or company equipment while on company property. Be transparent – Always identify yourself (name and, when relevant, role at Tronox) when you discuss the company or its activities. You must make it clear that you are not speaking on behalf of Tronox and that your postings represent your personal opinions. You should never claim nor imply you are speaking on the company’s behalf, nor use the company logo or trademarks, unless you are authorized in writing by the Corporate Communications Department. Use common sense – Keep in mind that by posting information online, you are creating perceptions about yourself as an individual, and by extension, your role at the company and the company as a whole. For further information, see our Global External Communications Policy. CODE OF ETHICS AND BUSINESS CONDUCT / TRONOX 27

Political and Charitable Activities and Contributions Tronox personnel are prohibited from conducting personal political activities using company time, property or equipment. In addition, you must not make any political contribution in Tronox’s name or on behalf of Tronox. Tronox personnel are prohibited from conducting charitable activity or making any charitable contribution in Tronox’s name without the company’s prior consent. The Company will not use any corporate funds to make political contributions, whether direct or indirect. Respecting Local Law and Customs Tronox expects you to obey the law wherever we operate. Also, we endeavor to respect local customs and institutions. However, we must not use local custom as an excuse for violating applicable laws or corporate policies. We regard observing local law to be the minimum acceptable level of conduct. Tronox’s own standards frequently oblige us to go beyond that legal minimum and to conduct our affairs according to a higher standard.